Exhibit 21.1

Poseidon Containers Holdings Corp. Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Pisti Shipping LLC	Marshall Islands
Aris Marine LLC	Marshall Islands
Aphrodite Marine LLC	Marshall Islands
Athena Marine LLC	Marshall Islands
Pericles Marine LLC	Marshall Islands
Hephaestus Marine LLC	Marshall Islands
Zeus One Marine LLC	Marshall Islands
Leonidas Marine LLC	Marshall Islands
Platon Marine LLC	Marshall Islands
Socrates Marine LLC	Marshall Islands
Kronos Marine LLC	Marshall Islands
Rea Marine LLC	Marshall Islands
Tasman Marine LLC	Marshall Islands
Mercator Marine LLC	Marshall Islands
Hudson Marine LLC	Marshall Islands
Odysseus Marine LLC	Marshall Islands
Alexander Marine LLC	Marshall Islands
Hector Marine LLC	Marshall Islands
Ikaros Marine LLC	Marshall Islands
Poseidon Fleet Holdings LLC	Marshall Islands
Achilleas Marine LLC	Marshall Islands
Hercules Marine LLC	Marshall Islands
Marine Treasurer LLC	Marshall Islands
Dimitra Marine LLC	Marshall Islands
Artemis Marine LLC	Marshall Islands
Hermes Marine LLC	Marshall Islands
Apollon Marine LLC	Marshall Islands
Hera Marine LLC	Marshall Islands
Drake Marine LLC	Marshall Islands
Barentsz Marine LLC	Marshall Islands
Perseus Marine LLC	Marshall Islands
Callisto Marine LLC	Marshall Islands
Ovion Marine LLC	Marshall Islands
Cassiopi Marine LLC	Marshall Islands